Exhibit 32.2
EXTERRAN PARTNERS, L.P.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Exterran Partners, L.P. (the “Partnership”) on Form 10-K for the period ending December 31, 2007 (the “Report”), I, Daniel K. Schlanger, Chief Financial Officer of Exterran GP LLC, the general partner of the Partnership’s general partner, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
/s/ Daniel K. Schlanger
Daniel K. Schlanger
Chief Financial Officer, Exterran GP LLC
  As General Partner of Exterran General Partner, L.P.
     As General Partner of Exterran Partners, L.P.
February 28, 2008